                                                               EXHIBIT 10.15(ii)

                        FIRST AMENDMENT TO OFFICE LEASE


     This First Amendment to Lease Agreement (hereinafter referred to as the "Amendment") made this 1st day of December, 1995 by and between CONTINENTAL DEVELOPMENT CORPORATION, a California corporation, hereinafter referred to as "Lessor", and PEERLESS SYSTEMS, INC., a California corporation, successor in interest to The Peerless Group, Inc., hereinafter referred to as "Lessee."

                             W I T N E S S E T H :

     WHEREAS, Lessor and Lessee entered into that certain Lease Agreement ("Lease") dated February 6, 1992, whereby Lessor leased to Lessee and Lessee hired from Lessor certain office space known as Suite 400 in the building commonly known as 2381 Rosecrans Avenue, El Segundo, California, together with all improvements therein and appurtenances thereto; and

     WHEREAS, Lessor granted to Lessee in Paragraph 54 of the Lease the right to acquire additional premises in the Building; and,

     WHEREAS, Lessor and Lessee are desirous of amending the Lease by this First Amendment to Office Lease in the manner set forth below in order to add such additional premises to the Premises.

     NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein, and of other good and valuable consideration, it is agreed as follows:

     1.  PREMISES

     The description of the Premises appearing in Paragraph 1.2 and depicted in Exhibit A of the Lease is hereby modified to include and show the additional premises added to the Premises hereby (the "Additional Premises") and which Additional Premises shall be depicted on Exhibit "AA" which is attached hereto and by this reference made a part hereof.

     2.  RENTABLE AREA OF THE PREMISES

     The Rentable Area of the Premises set forth in Paragraph 1.2 shall be increased by an additional 4,417 rentable square feet, making the new total rentable area of the Premises 29,586 rentable square feet.

     3.  TERM

     The term appearing in Paragraph 1.5 of the Lease shall be extended by three
(3) years to end on March 31, 2001.

     4.  BASE RENT

     The monthly base rent for the Premises shall be, from January 1, 1996 through March 31, 1996 to Forty-Nine Thousand Five Hundred Ninety-Eight Dollars and Nineteen Cents ($49,598.19); and shall increase commencing on the later of April 1, 1996 or the Commencement Date as shown in Section 6.1 of the Work Letter attached hereto through March 31, 2001 to Fifty One Thousand Six Hundred Fifty-Two Dollars and Twenty Cents ($51,652.20).

     5.  PARKING

     Lessee may take up to fifteen (15) additional parking permits at the prevailing parking rates for the Building. As of the date of this Amendment each permit is $45.00 per month for unreserved, and $65.00 per month for reserved.

     6.  LESSEE'S PRO RATA SHARE OF THE BUILDING

     The Lessee's Share of Operating Expense Increase set forth in Provision
1.10 shall be increased by two point three four nine percent (2.349%) which represents the Lessee's Share of Operating Expense Increase of the additional premises added to the Premises hereby making the total Lessee's Share of Operating Expense Increase equal to the amount of fifteen point three seven six percent (15.376%).

     7.  LESSEE IMPROVEMENTS

     Notwithstanding the terms of the Lease, the construction of the Lessee Improvements in the Additional Premises shall be conducted in accordance with Lessor's Work Letter Agreement and Schedule 1 thereto, both of which are attached hereto as Exhibit "C" and Schedule 1, respectively. Said Work Letter Agreement shall replace and supersede in its entirety the Construction Work Letter and its Schedule 1 which are attached to the Lease. Furthermore, notwithstanding anything contained in the Lease to the contrary, Lessor hereby agrees to provide Lessee with a Lessor's Construction Allowance in the amount of Twenty-Five Dollars and No Cents ($25.00) per usable square foot for the construction of the Lessee Improvements in the Additional Premises. Therefore, the total amount of the Lessor's Construction Allowance equals the sum of Ninety-Eight Thousand One Hundred Fifty Dollars and No Cents ($98,150.00).

     8.  EXPANSION SPACE

     Subject to existing first right provisions with other tenants of the Building (defined as 2361 and 2381 Rosecrans Avenue), Lessor grants Lessee for the Term a first right to lease any available space in the Building, including but not limited to all space contiguous to the Premises on the same terms and conditions of its present lease as amended, except that:

          (i) the Base Rent shall be calculated at (a) $1.60 per rentable square foot per month for any expansion space taken before April 1, 1997, and (b) at Ninety-Five Percent (95%) of the then fair market rental value as determined herein below for any expansion space taken April 1, 1997 or later,

          (ii) a minimum term of Thirty-Six (36) months is required for any such expansion space,

          (iii) all space subject hereto shall be taken "as is" with a Lessor's Construction Allowance equal to a fraction (of which the numerator is the number of months of the term for such expansion space and the denominator is Sixty
(60)) of the Lessor's Construction Allowance that the Lessor would offer on the open market at that time for space in similar condition to such expansion space.

     Upon each space becoming available which would be subject to the terms of this Paragraph, Lessor shall notify Lessee in writing of the availability of such space, including the square footage, floor plan and any pre-existing conditions. Upon receipt of such notice from Lessor, Lessee shall have twenty
(20) days in which to exercise its right to lease such expansion space in accordance with the terms of this Paragraph.

     This first right provision is combined with the assignability rights and restrictions provided for in Paragraph 12 of the Lease.

     For the expansion space taken April 1, 1997 or later the Base Rent shall be determined as follows:

          (i) Within fifteen (15) days of receipt by Lessor of Lessee's Option Notice, Lessor shall deliver written notice (the "Lessor's Notice") to Lessee advising Lessee of Lessor's opinion of the fair market rental value (the "Value") of the Premises;

          (ii) If Lessor's opinion of the Value of the Premises is acceptable to Lessee, then Lessee shall so notify Lessor in writing within fifteen (15) days of receipt by Lessee of Lessor's Notice, and the Lease shall, thereafter, be extended for the Option Term.

          (iii) In the event Lessee challenges Lessor's opinion of the Value of the Premises, Lessee shall deliver written notice thereof (the "Lessee's Notice") to Lessor within fifteen (15) days of receipt by Lessee. In such Lessee's Notice, Lessee shall also advise Lessor of Lessee's opinion of the Value of the Premises. If Lessee fails to deliver Lessee's Notice to Lessor containing the required information within such fifteen (15) day time period, then same shall be considered as Lessee's acceptance of Lessor's Opinion of the Value of the Premises. If Lessee timely delivers the Lessee's Notice, and if Lessor and Lessee cannot agree upon the Value of the Premises within fifteen
(15) days after Lessor's receipt of Lessee's Notice, then the Value of the Premises shall be determined by appraisal in accordance with this Rider. All costs of such appraisal shall be paid by Lessee; provided, however, that Lessor shall hire and pay for its own broker as provided in Paragraph 3 hereof, and the costs incurred by Lessor therefor shall be paid by Lessee to Lessor within five
(5) business days following demand therefor from Lessor.

          (iv) DETERMINATION OF VALUE BY APPRAISER. Lessor and Lessee shall appoint a mutually acceptable MAI appraiser with at least five (5) years experience in valuing office buildings within the general area of the Premises to also determine whether Lessor's or Lessee's opinion of the Value is more accurate. The decision of the appraiser shall be binding on both of the parties hereto. The Value of the Premises as determined, herein shall be the Base Rental for the Term of the Expansion Space Lease.

          (v) DEFINITION OF VALUE OF THE PREMISES. The Value of the Premises shall be determined based upon rentals then being charged for other space similarly situated and within Class A buildings located in the El Segundo/Manhattan Beach market of equivalent condition and amenities as the Building and the Project, and first occupied between 1985 and 1995, taking into account the size, location, floor level, the length of the term of the Expansion Space Lease, the extent of services to be provided, and any other relevant terms and conditions, but, in each instance, including "tenant concessions," if any, then being offered to prospective new tenants in the Building or comparable buildings. The term "tenant concessions" shall mean so-called free rent, half rent or other reduced rent, free parking or reduced parking charges, load factor for rentable area of the Premises that is lower than that calculated in accordance with BOMA, etc. All Base Rental payable during the Expansion Space Lease shall be payable in the same manner and under the same terms and conditions as Base Rental is paid during the Original Term.

          (vi) ARBITRATION. In the event of a dispute regarding the Value of the Premises or the Base Rental during the Option Term, the matter shall be submitted to arbitration in Los Angeles County, before, and pursuant to the then applicable commercial rules and regulations of the American Arbitration Association or any successor organization ("AAA"). The parties hereby incorporate by reference as though fully set forth herein California Code of Civil Procedure Sections 1283, 1283.1 and 1283.05, relating to discovery during an arbitration. The parties hereby agree that either or any party to the arbitration may seek any and all provisional remedies, including, but not limited to, temporary restraining orders, preliminary injunctions, permanent injunctions, writs of attachment, temporary protective orders, obtain receivers, utilize claims and deliveries and obtain writs of possession, and that by doing so, it is specifically agreed that the moving party has not waived the right to arbitrate or continue to arbitrate. Each party shall, within thirty (30) days after either party files a request for arbitration, name one arbitrator from among the arbitrators acceptable to the AAA, and the two arbitrators shall appoint a third arbitrator; the failure of a party to timely appoint an arbitrator shall be deemed a waiver of the right by such party to appoint an arbitrator and to have the matter heard by more than one arbitrator. In such proceeding, the arbitrator(s) shall determine who is a substantially prevailing party and award to such party its reasonable attorneys', accountants' and other professionals' fees and other costs incurred in connection with such proceeding. The award of the arbitrator(s) shall be final, binding upon the parties, un-appealable and may be entered in and enforced by any court of competent jurisdiction. Such court may add to the award of the arbitrator(s) all additional reasonable attorneys' fees and costs incurred by the prevailing party in attempting to enforce such award.

     9.  EFFECTIVE DATE

     This Amendment shall be deemed effective as of November 6, 1995. The payment of Base Rental for the Additional Premises shall commence on the Commencement Date as defined in Paragraph 6 of the Work Letter Agreement attached hereto and made a part hereof.

     10. BROKERAGE

     Lessor and Lessee each hereby represent and warrant to the other that is has not engaged or dealt with any real estate brokers, salesperson, finders or other persons entitled to any compensation relating to this Lease, except for Lee & Associates. If Lessee's or Lessor's representation and warranty contained in this paragraph is inaccurate, then that Party hereby agrees to indemnify, defend, and hold the other harmless from and against any and all liabilities, costs, and expenses (including, without limitation, attorney's fees) incurred in connection with the claims of any brokers, salespersons, finders, or other persons.

     11. GENERAL TERMS

     All of the terms, covenants, conditions, provisions and agreements of the Lease, except as amended herein, shall remain in full force and effect and shall apply to the premises described in Paragraph 1 of this Agreement.

     12. DEFINED TERMS

     All terms used in this Agreement, unless otherwise specified herein to the contrary, shall have the same meaning as in the Lease.


LESSOR:                                   LESSEE:

CONTINENTAL DEVELOPMENT
CORPORATION,                              PEERLESS SYSTEMS, INC.,
a California corporation                  a California corporation


By: /s/ Richard C. Lindquist             By: /s/ William S. Wood
    -----------------------------            -------------------
        Richard C. Lindquist                     William S. Wood
Its:    President                        Its:    Vice President - Finance



By: /s/ Leonard E. Blakesley, Jr.        By:
    -----------------------------            -------------------
        Leonard E. Blakesley, Jr.

Its:    Secretary                        Its: ------------------

                              ADDITIONAL PREMISES

                         [Additional Premises Diagram]

Additional Premises - 4,417 rentable square feet

2381 Rosecrans Avenue
Fourth Floor
El Segundo, CA 90245

                                 EXHIBIT "AA"

                                  EXHIBIT "C"

                             WORK LETTER AGREEMENT
                             ---------------------

       THIS WORK LETTER AGREEMENT (the "Agreement") supplements the First Amendment to Office Lease (the "Amendment"), executed concurrently herewith, by and between Lessor and Lessee, covering those certain premises described Section 1 of the First Amendment to Office Lease (the "Premises"). All terms not defined herein shall have the same meanings as set forth in the Lease.

     1.   CONSTRUCTION OF BASE BUILDING.
          -----------------------------

          1.1  BASE BUILDING IMPROVEMENTS.  Lessor has constructed through its
               --------------------------
contractor, the Base Building Improvements consisting of a parking facility and building shell. The building shell includes, but may not be limited to, the following: (a) bare, trowel finished, concrete slab floors; (b) furnished core area, including elevators and common area elevator lobbies, toilet rooms, electrical rooms, telephone rooms, janitorial closets, exit stairs, and mechanical shafts; (c) primary heating, ventilating and air conditioning service stubbed out to the floor, including main supply air duct and heating hot water supply mains; (d) distribution system including VAV boxes to be provided as part of the Tenant Improvements (defined below); (e) primary fire sprinkler system in open floor plan configuration (any modification to such sprinkler system for the Lessee shall be a part of the Tenant Improvements); (f) main electrical panels on each floor (but not including breakers and distribution); and (g) primary distribution for the fire safety system required by applicable code for unoccupied buildings (including the primary fire sprinkler system with construction heads and alarms described above). Modification and connection to the fire safety system for the Premises, as occupied, shall be a part of the Lessee Improvements. Thereafter, Lessor shall furnish and install within the Premises those improvements and items of general construction (the "Lessee Improvements") shown on the plans and specifications prepared and approved by Lessor and Lessee pursuant to Section 2 below, in compliance with all applicable codes (including Americans With Disabilities Act codes as interpreted and enforced by the City of El Segundo at the time the Lease was signed), ordinances, permits, rules, and regulations. All Base Building Improvements and Lessee Improvements shall be constructed pursuant to this Work Letter and shall be performed only by Lessor's contractor. Lessor shall be responsible for any and all latent defects to the building structure during the term of the Lease.

          1.2 CONSTRUCTION REPRESENTATIVES. Lessor hereby appoints the following
              ----------------------------
person as Lessor's representative: Cathy Cole Portner ("Lessor's
                                   ------------------
Representative") to act for Lessor in all matters covered by this Agreement. Lessee hereby appoints the following person as Lessee's representative: Chuck
                                                                        -----
Wilde ("Lessee's Representative") to act for Lessee in all matters covered by
- -----
this Agreement. Lessor and Lessee shall have the right to rely on the approval, authorization, consent or other action of each such representative, until advised in writing that some other person has been appointed by either Lessor or Lessee, as applicable, and has such authority. All other inquiries, requests, instructions, authorizations, and other communications with respect to the matters covered by this Agreement shall be made to Lessor's Representative or Lessee's Representative, as the case may be. Either party may change its representative under this Agreement at any time by written notice to the other party.

     2.   CONSTRUCTION PLANS AND WORKING, DRAWINGS FOR TENANT IMPROVEMENTS.
          ----------------------------------------------------------------

          2.1  PREPARATION OF SPACE PLANS, ORIGINAL COST ESTIMATE, AND
               -------------------------------------------------------
PROGRAMMING INFORMATION.  Lessor has caused P. Patrick Murray, Inc. (the Space
- -----------------------
Planner) to prepare preliminary plans (the "Space Plans"). Lessee and Lessor acknowledge and agree that Lessee's Programming Information (as defined in 2.2) has been provided by Lessee and incorporated in the Space Plans. The Space Planner, after approval and acceptance of the Space Plans, and upon direction by the Lessor, shall prepare a cost estimate for the construction of the Lessee Improvements (the "Original Cost Estimate"). Upon approval of the Space Plans and Original Cost Estimate the Lessor shall direct the Space Planner to prepare the Working Drawings pursuant to the procedure set forth in this Agreement.

          2.2  APPROVAL OF THE SPACE PLANS AND THE ORIGINAL COST ESTIMATE.
               ----------------------------------------------------------
Lessee shall review and approve in writing the Space Plans which shall include the following information: any special electrical requirements, telephone requirements, plumbing requirements, special heat generating equipment, special HVAC requirements, including amps (start-up and running), number and sizes of offices, number of secretarial stations, special data processing equipment, and special finishes (the "Programming Information") and the Original Cost Estimate. The Lessor shall review the Space Plans and the Original Cost Estimate including such Programming Information and, if acceptable to Lessor, Lessor will approve the Space Plans, the Original Cost Estimate, and Programming Information.

          2.3  REVISIONS TO THE SPACE PLANS AND WORKING, DRAWINGS/ESTIMATED COST
               -----------------------------------------------------------------
OF CHANGES.
- ----------

          2.3.1     PROCEDURES FOR REVISIONS.  If Lessee shall thereafter
                    ------------------------
request any change(s) in the Base Building Improvements or Lessee Improvements specified in the Space Plans or Working Drawings, Lessee shall promptly so advise Lessor in writing; and Lessor, Lessee, and Lessor's Space Planner shall promptly confer to determine and prepare all revisions to the Space Plans, Working Drawings, or any other associated documentation required to implement such changes. Following preparation of such revisions, which Lessor's Space Planner shall promptly complete, Lessor shall submit to Lessee (i) the revised Space Plans, Working Drawings and/or other documents, (ii) an estimate of the cost of constructing such revisions (including, without limitation, estimations of architectural and engineering fees, governmental agency fees, Lessor's general contractor's overhead and supervision fees, and Lessor's administrative fees) relative to the work reflected in the changes to the Space Plans and/or Working Drawings (the "Estimated Cost of Change"), and (iii) a statement of the delay in Lessee's occupancy of the Premises, if any, that will be occasioned by the changes. LESSOR DOES NOT GUARANTEE THE ACCURACY OF SUCH ESTIMATED COST OF CHANGES. Unless Lessee disapproves of such revisions and/or Estimated Cost of Change within three (3) business days of delivery of such revisions and Estimated Cost of Changes they shall be deemed accepted and agreed to by Lessee, and thereafter Lessor may proceed. If within the applicable three (3) business day period Lessor receives Lessee's written disapproval of the revised Space Plans, Working Drawings, and/or Estimated Cost of Change, then Lessee shall meet with Space Planner and Lessor's contractor (if necessary) within three (3) business days thereafter to make further revisions. The procedure shall be followed as set forth above until Lessee has approved (or been deemed to have approved) the revised Space Plans, Working Drawings, and/or Estimated Cost of Change. Any time consumed in revising the Space Plans, Working Drawings, or in revising the Estimated Cost of Change beyond the initial three (3) business day approval period shall be considered a Lessee Delay (defined below) and shall not delay the Commencement Date of the Lease or rental payments, whether or not the suite is occupied.

          2.3.2  RESPONSIBILITY FOR ACTUAL CHANGE COSTS.  Lessee shall be
                 --------------------------------------
responsible for the actual costs of the Lessee initiated changes described in
Section 2.3.1, as evidenced by, but not limited to, contractor and supplier invoices, and other cost elements more fully described in Section 3.4 (the "Actual Costs of Changes"), to the extent such changes exceed the aggregate of Original Cost Estimate.

     2.4  WORKING DRAWINGS.
          ----------------

          2.4.1  ACCEPTANCE.  Upon approval of the Space Plans, Lessor shall
                 ----------
cause the Space Planner to prepare detailed construction drawings and specifications for the Lessee Improvements based solely upon the approved Space Plans (the "Working Drawings"). These are to be completed and submitted to the Lessee within fifteen (15) business days after execution and delivery of the Amendment. Upon submittal of the Working Drawings to Lessee, Lessee shall have five (5) business days in which to give written notice to Lessor of Lessee's acceptance or rejection of the Working Drawings. Unless Lessor receives Lessee's written rejection within said five (5) business day period, the drawings shall be deemed approved by Lessee (the "Approved Working Drawings"). The Approved Working Drawings shall create no responsibility of, or liability in, the Lessor for the completeness of such plans, their design sufficiency or compliance with applicable statutes, ordinances, or regulations. Any such responsibility or liability shall be that of the Architect, Engineer, and/or Space Planner. The Working Drawings shall

                    (i) be compatible with the Base Building shell and core, and with the design, construction and equipment of the Building;

                    (ii) comply with all applicable laws and ordinances and the rules and regulations of all governmental authorities having jurisdiction;

                    (iii) comply with all Lessor's and Lessee's Underwriters and all applicable insurance regulations for a fire resistant Class A building of its type and height;

                    (iv) include locations and complete dimensions of all items to be constructed; and

                    (v) provide a breakdown of all equipment which shall include, without limitation, equipment type, electrical requirements, telephone requirements, plumbing requirements, special heat generating equipment, special HVAC requirements, including amps (start-up and running), watts, BTU output, number and sizes of offices, number of secretarial stations, special data processing equipment, and special finishes.

In preparation of Approved Working Drawings, no deviation shall be permitted from the standards as set forth in Schedule 1 hereto (the Standards) unless approved in writing by both parties. Lessee must request and receive written approval of Lessor for any deviations of lesser quality than that set forth in the Standards (set forth in Schedule I), or for deviations that fail to conform to applicable governmental regulations, or that require additional Building services, delay the Commencement Date or the Lessee Improvement Construction Schedule, or would be of a nature or quality inconsistent with Lessor's overall plan or objectives for the Building.

          2.4.2     REJECTION.  As set forth in Section 2.4.1 above, Lessee
                    ---------
shall have five (5) business days, after submission of the Working Drawings to Lessee, in which to give written notice to Lessor of Lessee's rejection of the Working Drawings. If Lessee reasonably determines that the Working Drawings fail to specify work and improvements in accordance with the Space Plans or in accordance with good practice and workmanship, Lessee shall be entitled to reject the Working Drawings as non-conforming. Whether or not Lessee so determines, Lessee shall be entitled to request other changes to the Working Drawings (and, if necessary, in the Space Plans), which shall be handled as provided in Section 2.3.1 hereof. If Lessee reasonably determines that the Working Drawings are non-conforming, Lessor shall promptly cause the Working Drawings to be appropriately revised and re-submitted to Lessee, and the time consumed thereby shall not be deemed a Lessee Delay.

          2.5  FINAL WORK COST AND SCHEDULE.  Within ten (10) business days
               ----------------------------
after Lessee's approval or deemed approval of the Approved Working Drawings, Lessor will furnish to Lessee a final work cost, including the cost for any Lessee initiated revisions incorporated not later than ten (10) business days prior to the date such final work cost is due, based upon the Approved Working Drawings (the "Final Work Cost" further defined below in Section 3.5) and a Lessee Improvement construction schedule which shall include, but not be limited to, the scheduling of Lessee's contractors who are installing data/phone lines, security devices, partitioning, and fixtures. If the Final Work Cost is not greater than the aggregate of the Original Cost Estimate and Estimated Cost of Change, Lessor shall be authorized to commence construction.

              If the Final Work Cost is greater than the aggregate of the Original Cost Estimate and Estimated Cost of Change, Lessee shall have three (3) business days in which to give written notice to Lessor of Lessee's acceptance or rejection of the Final Work Cost. If Lessee rejects the Final Work Cost, Lessee shall meet with Lessor, the Space Planner and Lessor's contractor within five (5) business days to make revisions to the Approved Working Drawings to bring the Final Work Cost down to an amount acceptable to Lessee. All costs of such revisions shall be paid by Lessee in accordance with the procedures set forth in Section 2.3.1. Following such revisions, Lessor shall submit to Lessee, as soon as reasonably practicable, a new Final Work Cost, and the same procedure will be followed as set forth above until Lessee has approved the revised Approved Working Drawings and the Final Work Cost. Lessee shall deposit with Lesser an amount equal to the Final Work Cost (the "Construction Payment"). Lessor shall not be required to authorize construction to commence until Lessor has received the Construction Payment.

Any time consumed in revising the Approved Working Drawings or revising the Final Work Cost shall be considered a Lessee Delay and shall not delay the Commencement Date of the Lease. In no event shall errors attributable solely to the Lessor or its contractor, or failure of Lessor or its contractor to adhere to the timeframes herein, constitute a Lessee Delay.

          2.6  BIDDING.  Lessor has determined that it will contract with a
               -------
general contractor for the construction of Tenant Improvements referred to herein. In order to assure that the Lessee Improvements are constructed as inexpensively as reasonably possible, Lessor will solicit bids from at least three sub-contractors on each substantial aspect of the Lessee Improvements work. Such sub-contractors may at the discretion of the Lessor be those subcontractors chosen by the Lessor to install or construct similar work throughout the Building.

          The general contractor, sub-contractors, and material suppliers shall warrant their work and products for one (1) year after delivery.

          2.7  CONSTRUCTION
               ------------

               2.7.1  LESSEE IMPROVEMENTS.  All Lessee Improvements to be
                      -------------------
constructed or installed in the Premises shall be performed by Lessor's designated general contractor in accordance with the Approved Working Drawings. No work shall commence until the Approved Working Drawings are filed with the governmental agencies having jurisdiction thereof and all required building permits have been obtained. Lessor shall have no obligation to Lessee for defects in design, workmanship or materials, but shall use its reasonable best efforts to enforce the contractor's obligations thereto. Lessor shall include in the contract of the Lessor's general contractor and any and all sub-contractor contracts (who are in privity of contract with the Lessor) a subrogation clause for the benefit of Lessee whereby Lessee shall be subrogated to Lessor's rights of action against the Lessor's general contractor and/or any sub-contractors for breach of contract, negligence, or other causes of action should Lessor fail or refuse to pursue such actions. Any changes to the construction work may be made only (a) upon written request by Lessee approved in writing by Lessor, or, (b) as may be required by any governmental agency, or, (c) as may be required due to structural or unanticipated field conditions. Each such requested change shall be in writing, describing the change, and submitted to Lessor for approval. Lessor shall then prepare a written approval containing the costs of such change and the time required to perform Tenant Expenditure Authorization or TEA. All costs of such changes are to be borne by the Lessee. Any time consumed by or for changes to the Lessee Improvements shall be considered a Lessee Delay if it causes an extension of the completion date set forth in the Lessee Improvement construction time schedule.

               2.7.2  ADDITIONAL LESSEE WORK.  In the event Lessee desires any
                      ----------------------
work in the Premises in addition to the Base Building Improvements and/or the Lessee Improvement constructed in accordance with the Approved Working Drawings ("Additional Lessee Work"), Lessee shall make a written request to Lessor for such Additional Lessee Work. The drawings, plans, and specifications for such work shall be prepared by arranging with Lessor, or with prior reasonable approval of Lessor, with consultants of Lessee's own selection. All plans and specifications for Additional Lessee Work shall be subject to review and reasonable approval by Lessor, as set forth in this Agreement, to insure, among other things, that the work is compatible with all other construction, including all electrical and mechanical systems within the Building. Upon such written request, and approval of same by Lessor, Lessor shall submit to Lessee, for approval, a TEA describing the change, cost estimate, amount of delay, and any schedule adjustment as a result of such Additional Lessee Work. Lessee shall approve the TEA, in writing, within five (5) business days following receipt thereof, and, together with said approval shall pay Lessor the cost of such agreed upon change provided such costs, or any portion thereof, are in excess of the Lessee's Allowance described below. Lessor may refuse to make any changes until Lessee approves the TEA in writing and makes such payment. In the event Lessee fails to approve same within the five (5) business day period, then Lessor may elect:

                    (i) to agree to the foregoing on the Lessee's behalf (Lessee to promptly pay the required amounts to Lessor for costs including, but not limited to, lost rent, if any);

                    (ii)   to withdraw the change request on Lessee's behalf; or

                    (iii) to proceed with the original Lessee Improvements, delaying any portion as reasonably necessary to accommodate the Additional Lessee Work. Any time consumed for changes to the Lessee Improvements, or delays pursuant to Section 2.7.2 above, shall be considered a Lessee delay and shall not delay the Commencement Date of the Lease.

          Except as otherwise agreed to by Lessor in its reasonable discretion, Lessee shall not engage in its own contractor or subcontractor to perform any
             ---
Tenant Improvements.

               2.7.3  LESSEE ACCESS FOR INSTALLATION OF FIXTURES AND EQUIPMENT.
                      --------------------------------------------------------
Lessor shall notify Lessee approximately twenty (20) days prior to the date Lessor's contractor estimates that the Additional Premises will be substantially complete. Lessee's contractors shall be permitted to enter the Additional Premises for the limited purpose of installing Lessee's fixtures, communication and data cabling, telephone equipment and security systems.

          2.8  LESSEE DELAY.  Lessee Delay shall mean any delays causing Lessor
               ------------
to extend the dates and time periods set forth in the Lessee Improvement construction schedule resulting from any one or more of the following: (i) failure by the Lessee to furnish information in accordance with Section 2 hereinabove; (ii) Lessee's request for any special, long lead time materials or installations as part of the Tenant Improvements; (iii) Lessee's changes in any drawings, plans or specifications; (iv) any changes initiated by reason of Lessee's disapproval of cost proposals or resulting in the preparation of revised cost proposals; (v) field changes to construction work requested or required by Lessee; (vi) the delivery, installation or completion of any Lessee finish work performed by Lessee's employees or agents; (vii) any other act or omission of Lessee; (viii) any delay by Lessee in making payment to Lessor for Lessee's share of Final Work Cost; or (ix) any act or failure to act by Lessee, Lessee's employees, agents, architects, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Lessee. In no event shall delays attributable to error(s) by Lessor or its contractor(s), or failure(s) of Lessor or its contractor(s) to adhere to the time frames herein, constitute a Lessee Delay. In the event of any delay on the part of the Lessee of greater than the number of days specified herein for approving or disapproving any plans, construction estimates, price quotations, drawings or specifications submitted to Lessee, or in making payments required hereunder, Lessor shall have the right, at its election, to (i) give written notice to Lessee to cure such delay, and if Lessee fails to cure within ten (10) days after the giving of such notice, terminate the Lease without further obligation to Lessee; and, in the event of such a termination, Lessee shall, within ten (10) business days following demand by Lessor, pay to Lessor any costs incurred by Lessor in connection with the preparation or review of plans, construction estimates, price quotations, drawings or specifications under this Agreement and for all costs incurred in the preparation and execution of the Lease; or (ii) add to the time for Lessor's completion of the Tenant Improvements that number of days the Lessee has so delayed and give written notice thereof to Lessee.

     3.  LESSOR'S CONSTRUCTION ALLOWANCE AND WORK COST.
         ---------------------------------------------

         3.1  LESSOR'S CONSTRUCTION ALLOWANCE.  Lessor's Construction Allowance
              -------------------------------
shall mean the amount that Lessor shall pay toward the Final Work Cost (defined below) for substantially completing the Lessee Improvements in accordance with the Space Plan(s), and Approved Working Drawings except as set forth in this section. Lessor's Construction Allowance shall be used solely for the design and installation of the Lessee Improvements. All items of the Lessee Improvements, whether or not the cost thereof is covered by the Lessor's Construction Allowance, shall, at Lessor's option, become the property of Lessor upon expiration or earlier termination of the Lease and shall remain on the Premises at all times during the Lease. Lessor shall pay the Final Work Costs (including costs of Lessee initiated changes to the Lessee Improvements and any costs of Additional Lessee Work, if any) provided the aggregate of such costs do not exceed $25.00 per usable square foot ("u.s.f.") of the Additional Premises; however, Lessee shall not be entitled to any refund in the event costs are less than that amount, and shall pay all costs over $25.00 per u.s.f. of the Additional Premises. The Lessor's Construction Allowance will not cover the cost of any furniture, moveable partitions (other than as may be set forth, if at all, in the Space plans), plants, appliances, office machines, or equipment or furnishings not set forth in the Space Plans, Approved Working Drawings, or in
Schedule 1 hereto.

          3.2  ADJUSTMENT OF LESSEE ALLOWANCE.  This section has been
               ------------------------------
intentionally deleted.

          3.3  OVER STANDARD FINANCED AMOUNT.  This section has been
               -----------------------------
intentionally deleted.

          3.4  PAYMENTS TO CONTRACTORS AND OTHERS.  Lessor shall be responsible
               ----------------------------------
for engaging and to the extent of the Lessor's Construction Allowance making all payments due to contractors, architects, engineers, space planners, or other involved in the design, approval, and/or construction of the Lessee Improvements other than any advisor(s) that Lessee may (but shall not be obligated to) retain solely to assist it in connection with its determination relating to the Lessee Improvements. Lessor shall make available to Lessee, on Lessee's reasonable request(s), records of all amounts invoiced or charged by, or paid to, such persons.

          3.5  WORK COST.  "Work Cost" means: (i) all design and engineering
               ---------
fees incurred in connection with the preparation of the Space Plans and Approved Working Drawings; (ii) governmental agency plan check, permit and other fees;
(iii) sales and use taxes; (iv) Title 24 fees; (v) testing and inspecting costs;
(vi) the actual costs for: material, labor, contractor's general overhead and profit charged to Lessor in having Lessee Improvements constructed; (vii) all other costs to be expended by Lessor in the construction of the Lessee Improvements, including those costs incurred by Lessor for construction of elements of the Lessee Improvements in the Additional Premises, which construction was performed by Lessor prior to the execution of the Amendment by Lessee and which construction is for the benefit of tenants and is customarily performed by Lessor prior to the execution of leases for such space in the Building for reasons of economics. For example, such construction would include the extension of mechanical (including heating, ventilating and air conditioning systems) and electrical distribution systems outside of the core of the Building, wall construction, column enclosures and painting outside of the core of the Building, ceiling hanger wires and window treatment; and (viii) Lessor's administration fee in the amount of five percent (5%) of the total of all costs set forth in items (i) through (vii) above.

          3.6  ADVANCES AND REIMBURSEMENT.  At such time, if any, as Lessor has
               --------------------------
paid Work Costs in excess of the Lessor's Construction Allowance and from time to time thereafter, Lessor may invoice Lessee for such excess amount(s) and Lessee will reimburse Lessor for such amount(s) to the extent Lessee is responsible for such amount(s) under the terms of this agreement, by check delivered to Lessor within thirty (30) days after receipt of such invoice.

     4.  SUBSTANTIAL COMPLETION.  The work to be performed by Lessor under this
         ----------------------
Agreement shall be deemed substantially completed on the date on which Lessor
(i) delivers a Temporary Certificate of Occupancy ("TCO"), issued by the relevant governmental authority; or (ii) certifies that any remaining work is fully described by Lessor's architect or project manager on a "Punch List" and can reasonably be expected to be completed with due diligence by the Lessor's contractor and will not substantially adversely affect Lessee's ability to occupy said Premises.

     5.  FREIGHT ELEVATOR.  Lessor shall, consistent with its obligation to
         ----------------
other tenants then in occupancy in the Building, make the freight elevator reasonably available to Lessee in connection with initial decorating, furnishing and moving into the Premises. Lessee shall pay for any additional costs incurred by after-hours operation of the freight elevator. Such delivery shall be scheduled with Lessor at least five (5) business days in advance and shall not cause a delay of construction materials and building and tenant usage.

     6.  COMMENCEMENT DATE.
         -----------------

          6.1 The Commencement Date shall be the earliest of (a) the date Lessee takes possession of the Premises other than for purposes of construction;
(b) the date the Premises are substantially completed (as defined in Paragraph 4 above) and tendered; or (c) the date such substantial completion would have occurred but with Lessee Delays added to such date.

          6.2  POSSESSION OF SPACE.  If, for any reason other than Lessee
               -------------------
Delays, Lessor cannot deliver possession of the Premises to Lessee on the Commencement Date, as set forth in Section 6.1 above, or perform any other covenant in this Agreement, the Amendment shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, nor shall such failure affect the obligations of Lessee hereunder, except that all rent (excepting any and all months of abated rent) shall be abated during the period between the Commencement Date and the time when Lessor delivers possession. However, if the aggregate of delays other than Lessee Delays exceed one hundred twenty (120) days, then after such one hundred twentieth (120th) day, Lessee may terminate this Amendment on the day which is thirty (30) days after the date Lessee delivers written notice to Lessor of the passage of the one hundred twentieth (120th) day of such delay (except that this Amendment shall not so terminate if the Commencement Date has occurred pursuant to Section
6.1 prior to expiration of such thirty (30) day period).

     7.   GENERAL.
          -------

          7.1  LESSOR'S PRIOR WRITTEN APPROVAL.  All approvals by Lessor or
               -------------------------------
Lessor's Architects or Engineers, of the Working Drawings, Space Plans, or any other plans and specifications for Tenant Improvements or Additional Lessee Work or changes thereto or any improvements or installations in the Premises prepared on behalf of Lessee shall not in any way bind Lessor or constitute a representation or warranty by Lessor as to the adequacy or sufficiency of such drawings, plans or specifications, or the improvements to which they relate; but such approval shall merely evidence the consent of Lessor to Lessee's drawings, plans or specifications.

          7.2  FAILURE TO PAY AMOUNTS DUE.  Any failure by Lessee to pay any
               --------------------------
amounts due hereunder in a timely manner or as required herein shall be an event of default under the Lease the same in effect as a failure to pay rent. Any failure by Lessee or Lessor to perform any of its other obligations hereunder, shall constitute an event of default under the Lease, entitling the non-defaulting party to all of its remedies under the Lease, at law and in equity.


DATED:  12-14-95

LESSEE:                             LESSOR:

PEERLESS SYSTEMS, INC.,             CONTINENTAL DEVELOPMENT CORPORATION,
a California corporation            a California corporation


By:  /s/ William S. Wood            By: /s/ Richard C. Lundquist
     --------------------           -----------------------------
         William S. Wood                    Richard C. Lundquist
Its: Vice President-Finance                 President


By:                                 By: /s/ Leonard E. Blakesley, Jr.
     --------------------               -----------------------------
                                            Leonard E. Blakesley, Jr.

Its:                                Its:    Secretary
     --------------------

                            SCHEDULE 1 TO EXHIBIT C
                             WORK LETTER AGREEMENT


Dated:  December 01, 1995

By and between:  Peerless Systems, Inc., Lessee; and,
                 Continental Development Corporation, Lessor
The Premises shall be constructed in accordance with Lessor's Standard Improvements, as follows:

1.   PARTITIONS:
     ----------

     A.   Standard Interior Partitions:
          ----------------------------

          2-1/2" x 25 gauge metal studs at 24" on center, with one layer of 5/8" thick type "X" drywall on each side to underside of ceiling tile. Provide seismic bracing as required. All joints are to be taped, visible joints to be spackled and sanded ready for painting.

     * Allowance - one (1) linear foot for each 10 useable square feet (u.s.f.) of floor area. **

     B.   Demising Partitions
          -------------------

          2-1/2" x 25 gauge metal studs at 24" on center, slab to slab with one layer of 5/8 thick type "X" Gypsum wall board from slab to slab and one layer of 5/8" thick type "X" gypsum wall board from slab to 6" above grid. Provide 2-1/2" thick full batt sound insulation. All joints are to be taped, visible joints to be spackled and sanded ready for painting.

     * Allowance - one half (1/2) of demising partitions shall be included in the interior partition allowance between unrelated tenants as required.

    Alt.: 2-1/2 x 25 Gauge metal studs at 24" on center, with 5/8" thick type
    ---
          "X" Gypsum wall board to 6" above grid on both sides, with 2-1/2" thick full batt insulation. (Finished wall height 9'-6"). All joints are to be taped, visible joints to be spackled and sanded ready for painting.

2.   FINISHES:
     --------

     A) Paint - Tenant walls (including building standard perimeter drywall, tenant side of corridor walls and columns) with Sinclair matte paint 1700 Sinwall 2 coats.

     B)   Color to be selected from Landlord's standard samples.

     * Allowance - at all building standard partitions including column wraps and perimeter.

3.   WINDOW COVERING:
     ---------------

     A) Levelor Riviera or equal brushed aluminum perforated horizontal blinds.

     *    Allowance - One per each exterior window.

4.   CARPETING:
     ---------

     A)   Carpet by Designweave Monaco 32 oz. cut pile installed over pad.

     *    Allowance - for 90% of the floor area.

     B)   Color to be selected from Landlord's standard samples.

     C) Base - All carpeted area to receive 4" top set straight rubber carpet base. Burke or equal.

     **   All square footage numbers are based upon useable square footage.
          (u.s.f.)

5.   FLOORING:
     --------

     A) Vinyl Composition Tile (V.C.T.) by "Armstrong" standard Execelon tile. Provide minimum floor prep as required.

     *    Allowance for 10% of the floor area.

     B)   Color to be selected from Landlord's standard samples.

     C) All tile areas to receive 4" top set cove rubber base. Burke or equal.

6.   DOORS, FRAMES AND HARDWARE:
     --------------------------

     A)   Interior Office Doors
          ---------------------

          1. 3'-0" x 7'-10" solid core, 1-3/4" thick, solid core cherry wood veneer, stained with satin lacquer finish, plain sliced veneer (pre-finished & pre-machined).

          2. 3'-0" x 8'-0" aluminum frame (Western integrated or equal). Anodized bronze finish.

          3.   Schlage D53PD Rhodes, lever latch set, 626 finish.

          4.   Two (2) pair of full mortise hinges per door.

          5.   Floor mounted door stop, Trimco W1213ES.

          *    Allowance - one (1) door assembly per 350 sq. ft. of floor area.

     B)   Tenant Entry Doors
          ------------------

          1. 3'-0" x 7'-10" solid core, 1-3/4" thick, solid core cherry wood veneer, stained with satin lacquer finish, plain sliced veneer (pre-finished & pre-machined). Twenty minutes fire rated assembly.

          2. 3'-0" x 8'-0" aluminum frame (Western integrated or equal). Anodized bronze finish. Twenty minutes fire rated assembly.

          3.   Schlage L9453 lockset with O6A lever.  626 finish.

          4.   Two (2) pair of full mortise hinges per door.

          5.   Norton 8502 closer with sprayed aluminum finish.

          6.   Floor mounted door stop, Trimco satin chrome finish W-1213ES.

          7.   Pemko threshold 173A.

          * Allowance - minimum required by code or one (1) door assembly for 3,000 sq. ft. or less of floor area or two (2) door assemblies for more than 3,000 sq. ft.

7.   _______ TELEPHONE, LIGHTING
     ---------------------------

     A)   Electrical Receptacles
          ----------------------

          1. One building standard wall mounted duplex outlet providing 110 Volt service. "White" color, as manufactured by Leviton Decora Series.

          *    Allowance - one (1) per 100 sq. ft. of floor area.

     B)   Telephone or Data Wall Outlet
          -----------------------------

          1. Single-gang outlet box in stud wall. 3/4" conduit stubbed to 6" above ceiling with pull cord. Lessee to provide white cover plate.

          *    Allowance - one (1) per 200 sq. ft. of floor area.

     C)   Switches
          --------

          Wall mounted light switch, white color, rocker type as manufactured by Leviton Decora Series. 1 per 360 square feet.

     D)   Lighting
          --------

          One (1) 2 x 4 fully recessed fluorescent fixture. Three (3) each standard 35 watt lamps with deep cell parabolic lens. (18 cells) Lithonia or equal.

     *    Allowance one (1) per 80 sq. ft. of floor area.

8.   CEILINGS
     --------

     A) 2 x 2 suspended ceiling system, "Donn Fine Line", or equal, White with "Armstrong Cirrus" ceiling tile, or equal.

          1.  Provide compression posts as required.

          2.  Provide wall angle at ceiling penetrations and perimeters.

     *    Allowance - contiguous within demised premises.

9.   FIRE PROTECTION
     ---------------

     A) Ceiling mounted white Semi-recessed type fire sprinklers per local code.

     * Allowance one (1) per 144 sq. ft. of floor area laid out in open space configuration.

10.  CABINET WORK/MILLWORK:
     ---------------------

     A)   Telephone backboard fire rated 4'-0" x 8'-0" x 3/4"

     *    Allowance one (1) per tenant space.

11.  HEATING, VENTILATING, AND AIR CONDITIONING (H.V.A.C.)
     -----------------------------------------------------

     A)   Interior Zone

     *    Allowance one (1) per 1,000 sq. ft. of floor area.  40% of zones.

     B)   Exterior Zone

     *    Allowance one (1) per 1,000 sq. ft. of floor area.  60% of zones.

12.  LIFE SAFETY:
     -----------

     A)   One (1) building standard horn.

     *    Allowance one (1) per 1,000 sq. ft. of floor area.

13.  ENERGY MANAGEMENT:
     -----------------

14.  SIGNAGE:
     -------